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                                 PROMISSORY NOTE

$
                                                           Kirkland, Washington


On or before    , the undersigned ("Borrower"), for value received, promises to pay to the order of Michael K. Jewell (the "Lender"), the principal sum of with interest from date of note set forth above. The unpaid principal amount hereof shall bear interest at a rate equal to 8% simple interest.

This note is made under and governed by the State of Washington.

Dated

Borrower:
Birthday Express, Inc.


By: /s/ Michael K. Jewell
Michael K. Jewell, President



                                       1.